Exhibit 99.1

AMENDMENT NO. 1 TO CONTINGENT VALUE RIGHTS AGREEMENT

     AMENDMENT dated as of December 12, 2003 (this “Amendment”) to the Contingent Value Rights Agreement, dated as of October 31, 2003 (the “Agreement”), entered into by and among Information Resources, Inc., Gingko Corporation (“Parent”), and Gingko Acquisition Corp., Joseph P. Durrett, Eileen Kamerick, William Chisholm and Bryan Taylor, as Rights Agents, and Information Resources, Inc. Litigation Contingent Payment Rights Trust.

RECITALS

     WHEREAS, the parties hereto desire to amend the Agreement as provided herein;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement has the meaning assigned to such term in the Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall, after this Amendment becomes effective, refer to the Agreement as amended hereby.

     2.   Amendments.

(a) Subsection 5.01(d) of the Agreement is hereby amended to read in its entirety as follows:

(d) All Cash Proceeds shall be held in a separate bank account invested in Cash Equivalents, free of any liens or encumbrances of any kind (except for liens allowed under Section 5.1(h)), until the CVR Payment Amount has been determined with respect to such Cash Proceeds. Once determined, the CVR Payment Amount shall be paid to the CVR Trust within two (2) Business Days in accordance with Section 2.3(a). To the extent that Parent does not pay the CVR Trust the entire CVR Payment Amount, the CVR Payment Amount shall be increased by the ratable share of the interest earned in such separate bank account from the date it was owed to the CVR Trust until payment is actually made to the CVR Trust. To the extent that a Rights Agent or the CVR Trust incurs any out-of-pocket expenses (including legal expenses) in successfully pursuing payment of amounts due hereunder, Parent shall pay such expenses and such expenses shall not constitute Claims Expenses.

(b) Subsection 5.01(h)(iii) of the Agreement is hereby amended to read in its entirety as follows:

(iii) As security for prompt and complete payment and performance when due of all CVR Payment Amounts and all covenants and obligations to be performed by Parent, the Company, and Company Subsidiaries pursuant to this Agreement on and after the Existing Credit Agreement Period (the “Obligations”), Parent, the Company and Merger Sub shall hereby, on and as of the end of the Existing Credit Agreement Period, pledge, hypothecate, and assign and grant to the CVR Trust a continuing security interest in any account established pursuant to Section 5.1(e), the Litigation and all Gross Litigation Proceeds, including any account established pursuant to Section 5.1(d), (whether such Gross Litigation Proceeds arise before or after the commencement of a case under the United States Bankruptcy Code or any other domestic or foreign bankruptcy law by or against Parent, the Company, or Company Subsidiaries), and Parent, the Company, and Company Subsidiaries shall prepare, execute, and file any and all forms reasonably requested by any Rights Agent to perfect and maintain such security interest.

(c) Subsection 5.01(h)(iv) of the Agreement is hereby amended to read in its entirety as follows:

(iv) From and after the end of the Existing Credit Agreement Period, Parent, the Company, and the Company Subsidiaries shall be entitled to grant a security interest and lien in the Litigation and the Gross Litigation Proceeds, including any account established pursuant to Section 5.1(d), to (A) Tennenbaum Capital Partners, LLC (or any affiliate, fund or account managed by Tennenbaum Capital Partners, LLC (together with their successors and assigns, the “TCP Collateral Agent”)) as collateral security for indebtedness incurred by Parent and its subsidiaries in connection with the contemplated recapitalization of Parent and its subsidiaries following the Merger (including any liens or security interests granted in connection with any refinancing, replacement, restatement, or refunding in whole or in part of such indebtedness); or (B) for the benefit of lenders or lending syndicates that provide senior working capital facilities to Parent or its subsidiaries from time to time (“Working Capital Lenders”) as collateral security for the indebtedness incurred by Parent and its subsidiaries under such facilities. No assignments or grants under this Section 5.1(h)(iv) shall relieve Parent, the Company or the Company Subsidiaries of their obligations under this Agreement.

     3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     5. Effectiveness. This Amendment shall become effective on the date first written above when Parent shall have received from each of the parties hereto a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to Parent) that such party has signed a counterpart hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

INFORMATION RESOURCES, INC.

By:	/s/ William Chisholm
	Name:	William Chisholm
	Title:	Vice President

GINGKO ACQUISITION CORP.

By:	/s/ William Chisholm
	Name:	William Chisholm
	Title:	Executive Vice President

GINGKO CORPORATION

By:	/s/ William Chisholm
	Name:	William Chisholm
	Title:	Executive Vice President

INFORMATION RESOURCES, INC. LITIGATION CONTINGENT PAYMENT RIGHTS TRUST

By: Information Resources, Inc., solely in the capacity as sponsor

By:	/s/ Joseph P. Durrett
	Name:	Joseph P. Durrett
	Title:	Chairman, Chief Executive Officer and President

/s/ Joseph P. Durrett

Joseph P. Durrett, as CVR Rights Agent

/s/ Eileen Kamerick

Eileen Kamerick, as CVR Rights Agent

/s/ William Chisholm

William Chisholm, as Parent Rights Agent

/s/ Bryan Taylor

Bryan Taylor, as Parent Rights Agent